UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2022

INHIBRX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39452	82-4257312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11025 N. Torrey Pines Road, Suite 200
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 795-4220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement
On February 18, 2022, Inhibrx, Inc. (the “Company”) and Oxford Finance LLC (“Oxford”) entered into a fourth amendment (the “Fourth Amendment”) to the Loan and Security Agreement between the Company and Oxford, dated as of July 15, 2020, as amended by the First Amendment dated November 12, 2020, the Second Amendment dated December 15, 2020, and the Third Amendment dated June 18, 2021 (collectively, the “Oxford Loan Agreement”).

The Fourth Amendment provides for the funding of an additional $130.0 million in gross proceeds, $40.0 million of which was funded upon execution of the amendment, with the remaining $90.0 million to be funded in three separate tranches upon future milestone events. The outstanding term loans will mature on January 1, 2027 and bear interest at (1) 8.19% plus (2) the greater of (i) the 30-day U.S. Dollar LIBOR rate reported in the Wall Street Journal or (ii) 0.11%. The repayment schedule provides for interest-only payments through February 1, 2025, with principal payments beginning on March 1, 2025. The interest-only payments may be extended by 12 months through February 2026, with principal payments beginning on March 1, 2026, if the Company raises at least $100.0 million in upfront licensing or partnership proceeds by February 2025. The interest-only period is followed by 23 months of equal payments of principal plus interest, or if the interest-only period is extended, by 11 months of equal payments of principal plus interest. In accordance with the Fourth Amendment, the Company paid a one-time amendment fee of $1.1 million, which is equal to the amount accreted for the final payment on the existing tranches at the time of the amendment.

Upon the maturity date of January 1, 2027, a final payment of 9.0% of the total principal amount will be due to Oxford. The Company has the option to prepay the outstanding balance of the term loan in full prior to maturity, subject to a prepayment fee ranging from 1.0% to 3.0%, depending on the timing of the prepayment. The Company granted Oxford a first priority lien against all of its assets with a positive lien on intellectual property. Further, the Company issued to Oxford warrants to purchase 40,000 shares of the Company’s common stock at a strike price of $45.00 per share.

Except as noted above, the material terms of the Oxford Loan Agreement remain substantially unchanged.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Loan and Security Agreement, dated February 18, 2022, by and between the Company and Oxford Finance LLC
99.1	Press Release issued by Inhibrx, Inc. on February 22, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2022
INHIBRX, INC.

	By:	/s/ Kelly Deck
	Name:	Kelly Deck
	Title:	Chief Financial Officer